UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  13/05/2014

Amfil Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  33-2775-A

New York	13-3296819
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3601 Hwy. 7 Suite#400, Markham, Ontario, L3R 0M3 Canada
 (Address of principal executive offices, including zip code)

647 880-5887
(Registrant’s telephone number, including area code)

77 Davisville Ave., Suite 2317, Toronto, M4S 1G4. Ontario, Canada
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 12th, 2014, Mr. Roger Mortimer, the President and CEO and Director of Amfil Technologies Inc., in sequence with an LOI submitted on April 8th, 2014 duly entered into a Definitive Joint Venture Agreement with Antibacterial Cleaning Treatment Services Inc. (A.C.T.S. Inc.)  to acquire a 50% shared ownership with A.C.T.S. Inc. of the mPact -GROzone Antimicrobial Systems and the exclusive right of representation to perform with A.C.T.S. Inc. as a Systems and Service Provider to any Medical Marijuana Industry and legal marijuana grow/process establishments or organizations in North America and globally that is amenable to the use of the Systems and Service of mPact -GROzone Antimicrobial Systems using A.C.T.S. Inc.’s trade- marked and proprietary products and systems are more particularly described in the attached exhibit.

ITEM 9.01  Financial Statements & Exhibits

(b) Exhibits.

1. Definitive Joint Venture Agreement between AMFIL Technologies, Inc and A.C.T.S. Inc.

This Form 8-K may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995; The actual results could differ materially from those set forth in the forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results, and other risks.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amfil Technologies Inc

May 13th , 2014	By:	/s/ /s/ Larry Leverton
A
Larry Leverton Secretary/Vice President and Director

EXHIBIT INDEX

Exhibit No.	Description

EX-1	Definitive Joint Venture Agreement between AMFIL Technologies, Inc. and A.C.T.S. Inc.